Exhibit 99.2

DETACH HERE

PROXY

OAK TECHNOLOGY, INC.

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 8, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Oak Stockholders and the Joint Proxy Statement/Prospectus, and hereby appoints David J. Power and Young K. Sohn, and each of them as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at OAK TECHNOLOGY, INC., 1390 Kifer Rd., Sunnyvale, California on August 8, 2003 at 9:00 a.m. local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the accompanying Notice of Special Meeting of Oak Stockholders and Joint Proxy Statement/Prospectus and (2) in their discretion upon such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE OR VOTE BY TELEPHONE OR INTERNET SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

OAK TECHNOLOGY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/oakt	OR	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

Your board of directors unanimously recommends that you vote to approve each of the following proposals.

1.

To approve and adopt the Agreement and Plan of Reorganization, dated as of May 4, 2003, by and among Zoran Corporation, a wholly-owned subsidiary of Zoran and Oak Technology, Inc., and approve the merger contemplated by that agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To transact such other business that may properly come before the meeting or any adjournment or postponement of the meeting.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

Sign exactly as your name(s) appear(s) on your stock certificate.  If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy.  If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto.  Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title.  Please date the Proxy.

Signature:	Date:	Signature:	Date:

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